UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 8, 2008

CONSOLIDATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Parkway, Suite 225

Henderson, NV 89014

(Address of principal executive offices)

Registrant’s telephone number, including area code  (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 8, 2008, Consolidation Services, Inc. (the “Company”) entered into an Agreement to assign Real Estate Purchase Option (the “Option”) to acquire 1,000 acres of land in Eastern Kentucky.  The Land is ideally suited for organic farming operations following proposed coal mining operations and planned reclamation efforts.  The Company is required to pay a deposit of $100,000 for the Option and to reassign 50% of all coal interests in the property.  The purchase price for the option is $1 million and the Company will pay $400,000 in addition to the $100,000 deposit for project development including all reclamation plans, a contract for coal mining and overseeing the actual mining and reclamation process.  The Option expires in 90 days unless extended for an additional 30 day period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated:  January 14, 2008

By: /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer and President

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